Exhibit 99.2

FINANCIAL STATEMENTS

OF

CONNECTICUT NATURAL GAS CORPORATION

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(UNAUDITED)

CONNECTICUT NATURAL GAS CORPORATION

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three and six months ended June 30, 2013 and 2012	3

Balance Sheet as of June 30, 2013 and December 31, 2012	4

Statement of Cash Flows for the six months ended June 30, 2013 and 2012	6

Statement of Changes in Shareholder's Equity	7

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2013	2012	2013	2012

Operating Revenues	$58,538	$44,861	$227,970	$169,830

Operating Expenses
Operation
Natural gas purchased	26,902	18,150	139,997	92,122
Operation and maintenance	17,748	17,518	30,437	29,777
Depreciation and amortization	8,318	8,004	17,594	16,960
Taxes - other than income taxes	4,093	3,604	11,938	10,560
Total Operating Expenses	57,061	47,276	199,966	149,419
Operating Income	1,477	(2,415)	28,004	20,411

Other Income and (Deductions), net	52	538	(454)	1,414

Interest Charges, net
Interest on long-term debt	2,530	2,632	5,060	5,262
Other interest, net	603	363	886	256
	3,133	2,995	5,946	5,518
Amortization of debt expense and redemption premiums	44	44	87	88
Total Interest Charges, net	3,177	3,039	6,033	5,606

Income Before Income Taxes, Equity Earnings	(1,648)	(4,916)	21,517	16,219

Income Taxes	(439)	(884)	6,985	6,341

Net Income (Loss)	(1,209)	(4,032)	14,532	9,878
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	10	13	26	39

Net Income (Loss) attributable to Connecticut Natural Gas Corporation	$(1,219)	$(4,045)	$14,506	$9,839

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2012	2013	2012

Net Income (Loss)	$(1,209)	$(4,032)	$14,532	$9,878
Other Comprehensive Income (Loss), net	-	-	-	(89)
Less:
Preferred Stock Dividends of
Subsidiary, Noncontrolling Interests	10	13	26	39
Comprehensive Income (Loss)	$(1,219)	$(4,045)	$14,506	$9,750

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	June 30,	December 31,
	2013	2012
Current Assets
Unrestricted cash and temporary cash investments	$2,756	$6,636
Accounts receivable less allowance of $5,100 and $5,300, respectively	53,055	67,122
Unbilled revenues	4,608	20,425
Current regulatory assets	15,924	18,683
Deferred income taxes	3,964	4,719
Natural gas in storage, at average cost	32,791	43,938
Intercompany loan receivable	44,000	3,000
Other	2,853	3,446
Total Current Assets	159,951	167,969

Other investments	1,436	1,444

Net Property, Plant and Equipment	443,740	438,444

Regulatory Assets (future amounts owed from customers through the ratemaking process)	114,766	124,477

Deferred Charges and Other Assets
Unamortized debt issuance expenses	948	1,257
Deferred income taxes	16,055	9,680
Goodwill	79,341	79,341
Other	1,759	399
Total Deferred Charges and Other Assets	98,103	90,677

Total Assets	$817,996	$823,011

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	June 30,	December 31,
	2013	2012
Current Liabilities
Current portion of long-term debt	$42,555	$43,386
Accounts payable	25,717	43,418
Accrued liabilities	13,750	17,862
Current regulatory liabilities	4,740	2,150
Interest accrued	2,534	2,984
Taxes accrued	16,037	5,697
Total Current Liabilities	105,333	115,497

Noncurrent Liabilities
Pension accrued	63,074	73,867
Other post-retirement benefits accrued	18,386	20,600
Other	7,834	7,740
Total Noncurrent Liabilities	89,294	102,207

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	170,093	141,432

Commitments and Contingencies

Capitalization
Long-term debt	110,612	111,617

Preferred Stock, not subject to mandatory redemption	340	340

Common Stock Equity
Common stock	33,233	33,233
Paid-in capital	327,446	351,546
Retained earnings (accumulated deficit)	(18,455)	(32,961)
Accumulated other comprehensive income	100	100
Net Common Stock Equity	342,324	351,918

Total Capitalization	453,276	463,875

Total Liabilities and Capitalization	$817,996	$823,011

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2013	2012
Cash Flows From Operating Activities
Net Income	$14,532	$9,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,681	17,048
Deferred income taxes	(5,359)	(5,878)
Pension expense	4,834	3,254
Deferred purchased gas	24,402	15,281
Other non-cash items, net	6,873	5,434
Changes in:
Accounts receivable, net	14,267	(1,292)
Unbilled revenues	15,816	11,666
Prepayments	901	3,624
Natural gas in storage	11,146	14,005
Accounts payable	(17,718)	(22,174)
Accrued pension	(15,093)	(13,378)
Taxes accrued	10,340	8,522
Accrued liabilities	(4,111)	(2,199)
Other assets	(1,446)	2,649
Other liabilities	(3,102)	(929)
Total Adjustments	59,431	35,633
Net Cash provided by Operating Activities	73,963	45,511

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(12,725)	(13,204)
Intercompany loan receivable	(41,000)	(12,165)
Other	8	68
Net Cash used in Investing Activities	(53,717)	(25,301)

Cash Flows from Financing Activities
Distribution of capital	(24,100)	(15,000)
Payment of common stock dividend	-	(9,600)
Other	(26)	(39)
Net Cash used in Financing Activities	(24,126)	(24,639)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(3,880)	(4,429)
Balance at beginning of period	6,636	5,612
Balance at end of period	$2,756	$1,183

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$1,553	$1,518

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
June 30, 2013
(Thousands of Dollars)
(Unaudited)

				Retained	Accumulated
				Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income	Total
Balance as of December 31, 2012	10,634,436	$33,233	$351,546	$(32,961)	$100	$351,918

Net income				14,532		14,532
Distribution of capital			(24,100)			(24,100)
Payment of preferred stock dividend				(26)		(26)
Balance as of June 30, 2013	10,634,436	$33,233	$327,446	$(18,455)	$100	$342,324